 EXHIBIT 1.1

**WRITTEN CONSENT OF DIRECTORS FOR**

**SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.**

**IN LIEU OF MEETING OF DIRECTOR**

Dated as of June 1, 2017

The undersigned, being all the Directors of **Success Entertainment Group International Inc.** (the "Corporation"), a Nevada corporation, do hereby, pursuant to Section 78.315 of the Nevada Revised Statutes, consent to the adoption of and do hereby adopt the following resolutions:

> **NOW, THEREFORE, BE IT RESOLVED** that a company shall be incorporated in Taiwan as a wholly-owned subsidiary of the Corporation with any name as may be approved by the Directors (the "Subsidiary").
>
> **FURTHER RESOLVED**, that the Directors are hereby authorized to act as representatives of the Corporation, with the power and authority to act on its behalf with regard to its ownership in the Subsidiary, or to empower, by written authorization, other officers to do the same.
>
> **FURTHER RESOLVED**, that these said resolutions shall be in full force and effect and binding upon the Corporation until they shall have been rescinded under the corporate seal of this corporation.

By: ____________________
Brian Kistler

____________________
Steven A. Chen

____________________
Chi Jui Hong

Being all the directors of the Corporation